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Exhibit 3.4

BY-LAWS

OF

AEROJET FINE CHEMICALS LLC

INTRODUCTION

        A.    Agreement.    These By-laws of Aerojet Fine Chemicals LLC, a Delaware limited liability company (the "Company"), shall be subject to the Amended and Restated Limited Liability Company Agreement of the Company as from time to time in effect (the "Agreement"). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

        B.    Definitions.    Capitalized terms used herein are not herein defined are used as defined in the Agreement.

ARTICLE I
OFFICES

        SECTION 1.    Registered Office.    The registered office of the Company and the name of the registered agent in charge thereof shall be as provided in the Agreement.

        SECTION 2.    Additional Offices.    The Company may also have offices at such other places as provided in the Agreement.

ARTICLE II
ACTION BY THE STOCKHOLDERS

        SECTION 1.    Meeting of Stockholders.    Meetings of Stockholders shall be held at any place designated by the President. Any meeting of the Stockholders may be held by conference telephone or similar communication equipment so long as all Stockholders participating in the meeting can hear one another and all Stockholders participating by telephone or similar communication equipment shall be deemed present in person at the meeting. Meetings of the Stockholders may be called at any time by the President for the purpose of taking any action upon any matter requiring the vote or authority of the Stockholders as provided herein or in the Agreement or upon any matter as to which such vote or authority is deemed by the Directors to be necessary or desirable. Meetings of the Stockholders to act on any matter upon which Stockholders may vote as provided in the Agreement or the Delaware Act shall be called promptly by the President or the Secretary upon the written request of Stockholders of the Company owning a majority of the Interests in the Company. Notice of any meeting of Stockholders shall be given to each Stockholder by mail on or before the fifth day (excluding Sundays and legal holidays) immediately preceding the day of the meeting or by telegraph, cable, telecopy or telex, or personally in writing, on or before the second day immediately preceding the day of the meeting. Notice of any meeting of Stockholders may be waived by any Stockholder before, during or after such meeting and any Stockholder who attends any meeting of the Stockholders shall be deemed to have waived the requirement of notice thereof, unless such Stockholder protests the manner in which notice of such meeting was given before or at the commencement of such meeting.

        SECTION 2.    Written Consent.    Any action taken by the Stockholders may be evidenced by a written consent signed by the Stockholders owning the requisite Interest in the Company and filed with the records of the Company.

        SECTION 3.    Quorum and Voting.    The presence at any meeting of the Stockholders of Stockholders owning more than 50% of the Percentage Interests of the Company shall constitute a quorum for the transaction of business. Any action taken by the Stockholders at a meeting or by written consent shall require the approval of Stockholders owning more than 50% of the Percentage

Interests of the Company unless by provisions of statute, the Agreement or these By-laws a different vote is required, in which case such provision shall govern.

ARTICLE III
DIRECTORS

        SECTION 1.    General Powers.    The property and business of the Company shall be managed by, or under the direction of, its Board of Directors as provided in the Agreement. The Board of Directors may hold its meetings, establish Company offices and agencies, and keep the books and records of the Company at such places either within or without the State of Delaware as it may from time to time determine.

        SECTION 2.    Meetings.    Meetings of the Board of Directors may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Directors in office, and the person or persons so calling or requesting the calling of any meeting of the Board of Directors shall in such call or request fix the date, hour and place, within or without the State of Delaware, for holding any such meeting. In connection with any meeting of the Board of Directors, any Director may participate in the meeting by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

        SECTION 3.    Notice of Meetings.    Notice of any meeting of the Board of Directors shall be given to each Director by mail on or before the fifth day (excluding Sundays and legal holidays) immediately preceding the day of the meeting or by telegraph, cable, telecopier or telex, or personally in writing, on or before the second day immediately preceding the day of the meeting. Notice of any meeting of the Board of Directors may be waived by any Director before, during or after such meeting and any Director who attends any meeting of the Board of Directors shall be deemed to have waived the requirement of notice thereof, unless such Director protests the manner in which notice of such meeting was given before or at the commencement of such meeting.

        SECTION 4.    Number of Directors.    The number of Directors which shall constitute the whole Board of Directors of the Company shall be not fewer than three (3) nor more than seven (7). Within such limits, the number of Directors shall be as fixed at any meeting of the Board of Directors by resolution adopted by a majority of the Directors then in office; provided, however, that no decrease in the number of Directors constituting the whole Board shall shorten the term of any incumbent Director. Vacancies created by an increase in the number of Directors shall be filled as provided in the Agreement.

        SECTION 5.    Quorum.    The presence at any meeting of the Board of Directors of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business.

        SECTION 6.    Voting.    The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless by provision of statute, the Agreement or these By-laws the vote of a different number of Directors is required in which case such provision shall govern.

        SECTION 7.    Action Without A Meeting.    Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under the terms of the Agreement, these By-laws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consent shall be filed with the minutes of the proceeding of the Directors.

        SECTION 8.    Resignation.    Any Director or member of a committee of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 9.    Chairman of the Board.    The Board of Directors shall appoint a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have and perform all powers and duties incident to a chairman of the board of a corporation and such other powers and duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

ARTICLE IV
COMMITTEES

        SECTION 1.    Appointment; Powers.    The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees of the Board, each committee to consist of such number of Directors and to have such powers of the Board of Directors in the management of the business and affairs of the Company as the Board may determine and specify in such a resolution. The Board of Directors may at any time, by resolution similarly adopted, change the number, members or powers of any such committee, fill vacancies, or discharge any such committee.

        SECTION 2.    Procedures; Meetings; Quorum.    To the extent any such action is not taken by the Board of Directors, each committee may choose its own chairman and secretary, fix its own rules of procedure, and meet at such times and at such place or places as may be provided by such rules. At every meeting of each committee, the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary to decide any question before the committee. Unless otherwise provided by the Board of Directors or by the committee, the members of each committee may participate in meetings by telephone or similar communication equipment and may act by written consent to the same extent as provided in these By-laws with respect to the entire Board of Directors.

ARTICLE V
OFFICERS

        SECTION 1.    Officers.    The officers of the Company shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors. Any two or more offices, except those of President and Secretary, may be held by the same person. The Board of Directors may appoint one or more Assistant Treasurers, and one or more Assistant Secretaries who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. Subject to Section 6 of this Article V, each officer and assistant officer elected or appointed by the Board of Directors shall hold office until his or her successor shall be chosen.

        SECTION 2.    President.    The President shall be the chief executive officer of the Company and shall have general direction, control and supervision over the business, affairs and operations of the Company, subject to the control and direction of the Board of Directors. The President shall keep the Board of Directors fully informed concerning the business of the Company under his supervision. Unless otherwise provided by the Board of Directors, the President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver any certificate representing Interests in the Company. In general, the President shall have and perform all powers and duties incident to the office of a president of a corporation and such other powers and duties as from time to time may be assigned to the President by the Board of Directors.

        SECTION 3.    Vice President.    In the absence or incapacity of the President, a Vice President designated by the Board of Directors shall have and perform all duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. Unless otherwise provided by the Board of Directors, each Vice President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver any certificate representing Interests in the Company. Each Vice President shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors or by the President.

        SECTION 4.    Treasurer.    The Treasurer shall have responsibility for the custody and safekeeping of all funds and securities of the Company; he may sign with the President or any Vice President any or all certificates representing Interests in the Company; and in general the Treasurer shall have and perform all of the other powers and duties incident to the office of treasurer and such other powers and duties as may be assigned by the Board of Directors or the President. Unless otherwise provided by the Board of Directors, the Treasurer (and any Assistant Treasurer that may be appointed) may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company.

        SECTION 5.    Secretary.    The Secretary shall keep or cause to be kept records of any action taken by the Stockholder by written consent and the minutes of all meetings of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the minute books, and similar records and of the seal of the Company; shall keep or cause to be kept a ledger identifying the Stockholder and an address of the Stockholder (and each successor); may sign with the President and any Vice President any and all certificates representing Interests in the Company; and in general the Secretary shall have and perform all powers and duties incident to the office of the secretary and such other powers and duties as may, from time to time, be assigned by the Board of Directors or the President. Unless otherwise provided by the Board of Directors, the Secretary (and any Assistant Secretary that may be appointed) may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company.

        SECTION 6.    Removal of Officers.    Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Directors then in office at any meeting of the Board of Directors.

        SECTION 7.    Filling of Vacancies.    If a vacancy shall exist in the office of any officer or assistant officer of the Company, the Board of Directors may elect or appoint any person to fill such vacancy, such person to hold office (subject to Section 6 of this Article V) until his successor shall be chosen and qualified.

ARTICLE VI
INTERESTS

        SECTION 1.    Transfer of Interests.    Unless otherwise provided by the Board of Directors, certificates representing Interests in the Company shall be issued. A register shall be kept at an office of the Company or the Company's transfer agent that shall contain the name and address of the Stockholders and a record of all transfers of Interests. The persons indicated as the Stockholders on the Company's register shall be entitled to receive dividends or other distributions and otherwise to exercise or enjoy the rights of the Stockholders. Subject to the Agreement, Interests in the Company

shall be transferable only upon its books by the holder thereof in person or by his duly authorized attorneys or legal representatives or pursuant to the unclaimed property laws of the various states. Upon the transfer of any Interests, the old certificate(s) representing such Interests shall be surrendered to the Company by the delivery thereof to the Secretary or the transfer agent for said certificates, or to such other person as the Board of Directors may designate, by whom such old certificates shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

        SECTION 2.    Lost or Destroyed Certificates.    The Board of Directors may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in the Board's discretion, require the owner of such certificate or the owner's legal representative to give bond, with such surety, if any, as the Board shall deem appropriate, sufficient to indemnify the Company and each transfer agent and registrar, against any claim that may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
COMPANY SEAL

        The Board of Directors may authorize and establish a company seal containing the name of the Company, the words "Limited Liability Company Seal" or "LLC Seal" and "Delaware", and otherwise in such form as shall be approved by the Board of Directors.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        SECTION 1.    Notice.    Any notice required, (a) if given by mail, shall be deemed to have been given upon the deposit thereof in a post office box, postage prepaid, or (b) if given by telegraph or cable, shall be deemed to have been given upon delivery thereof to the telegraph or cable company for transmission, or (c) if the person entitled to notice has facilities for the receipt of telecopies or telex or other electronic means, shall be deemed to have been given upon transmission of the notice by such means; and in any instance the notice shall be addressed to the person entitled thereto at such person's last known address according to the records of the Company.

        SECTION 2.    Voting Upon Stocks.    Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of stockholders of any company in which the Company may hold stock or other interests, and also to execute and deliver for and on behalf of the Company proxies in respect of such meetings, and at any such meeting the President or the individual or individuals named in the proxy executed by the President in respect of such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

ARTICLE IX
AMENDMENTS

        The Board of Directors shall have full power to alter, amend or repeal these By-laws or any provision thereof, or to adopt new by-laws, at any meeting or by action without a meeting as herein provided. By-laws adopted, altered or amended by the Board of Directors may be altered, amended or repealed by the Stockholders.

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SCHEDULE I

Stockholders

Name & Address	Percentage Interest
GenCorp Inc.	100%

(via overnight courier)
Highway 50 @ Aerojet Road
Rancho Cordova, California 95670

(via regular mail)
P.O. Box 537012
Sacramento, California 95813-7012

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  Exhibit 3.4
BY-LAWS OF AEROJET FINE CHEMICALS LLC INTRODUCTION